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                           NOTE PURCHASE CONFIRMATION

No. 1

      The purpose of this letter (this "NOTE PURCHASE CONFIRMATION") is to confirm the terms of the Note to be issued and sold by Fairfax Financial (US) LLC, a Delaware limited liability company (the "ISSUER") to NMS Services (Cayman) Inc. (the "PURCHASER") on the Issue Date specified below pursuant to the Master Note Purchase Agreement (as amended, replaced, restated, extended, supplemented or otherwise modified from time to time, the "MASTER NOTE PURCHASE AGREEMENT") dated as of November 19, 2004 among the Issuer, the Purchaser, Fairfax Financial Holdings Limited (the "GUARANTOR") and Banc of America Securities LLC (the "AGENT"). Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Master Note Purchase Agreement.

      This Note Purchase Confirmation constitutes a "Note Purchase Confirmation" as referred to in the Master Note Purchase Agreement. This Note Purchase Confirmation supplements, forms a part of, and is subject to, the Master Note Purchase Agreement. All provisions contained in the Master Note Purchase Agreement govern this Note Purchase Confirmation except as expressly modified below.

      The terms of the Note to which this Note Purchase Confirmation relates are as follows:

Principal Amount:               USD68,092,000

Purchase Consideration:         Cancellation of Previous Note No. 1 and
                                USD13,612,500 principal amount of Previous
                                Note No. 2

Issue Date:                     November 19, 2004

Maturity Date:                  November 19, 2009

Interest Rate:                  3.15%

Prepaid Interest Amount:        USD4,145,543

Interest Payment Date:          November 19, February 19, May 19 and
                                August 19 of each year, commencing February
                                19, 2005, and ending on the Maturity Date, or if any such day is not a Business Day, the first following day that is a Business Day unless that day falls in another calendar month, in which case that date will be the first preceding day that is a Business Day

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Exchange Period:                The period beginning on and including
                                November 3, 2006, through and including
                                November 17, 2006

Exchange Price:                 USD23.48

      IN WITNESS WHEREOF, the parties have signed this Confirmation as of this 19th day of November, 2004.

                                          ISSUER:

                                          FAIRFAX FINANCIAL (US) LLC

                                          By: /s/ John Cassil
                                              ---------------------------------
                                              Name:  John Cassil
                                              Title: President

                                          GUARANTOR:

                                          FAIRFAX FINANCIAL HOLDINGS LIMITED

                                          By: /s/ Paul Rivett
                                              ---------------------------------
                                              Name:  Paul Rivett
                                              Title: Vice President

                                          PURCHASER:

                                          NMS Services (Cayman) Inc.

                                          By: /s/ Eric P. Hambleton
                                              ---------------------------------
                                              Name:  Eric P. Hambleton
                                              Title: Authorized Signatory

                                          AGENT:

                                          BANC OF AMERICA SECURITIES LLC

                                          By: /s/ Robert Kevin Beauregard
                                              ---------------------------------
                                              Name:  Robert Kevin Beauregard
                                              Title: Managing Director